Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 3.6% to $0.50 Per Unit and Reports Increased Quarterly Financial Results

TULSA, OKLAHOMA, October 27, 2010 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended September 30, 2010 (the “2010 Quarter”) of $0.50 per unit, or an annualized rate of $2.00 per unit, which will be paid on November 19, 2010, to AHGP’s unitholders of record as of the close of trading on November 12, 2010.

The announced distribution represents a 13.6% increase over the $0.44 per unit distribution (an annualized rate of $1.76 per unit) for the quarter ended September 30, 2009 (the “2009 Quarter”) and an increase of 3.6% over the second quarter 2010 distribution of $0.4825 per unit (an annualized rate of $1.93 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2010 Quarter of $0.83 per unit, or $3.32 per unit on an annualized basis, payable on November 12, 2010 to all unitholders of record as of the close of trading on November 5, 2010. (See ARLP Press Release dated October 27, 2010.)

AHGP also reported net income for the 2010 Quarter of $39.5 million, or $0.66 per basic and diluted limited partner unit, an increase of 66.7% compared to net income for the 2009 Quarter of $23.7 million, or $0.40 per basic and diluted limited partner unit. For the nine months ended September 30, 2010, AHGP’s net income increased 43.7% to $126.7 million, or $2.12 per basic and diluted limited partner unit, compared to net income for the nine months ended September 30, 2009 of $88.2 million, or $1.47 per basic and diluted limited partner unit.

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $30.8 million, or $123.2 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2010 an estimated $3.8 million in general and administrative expenses. At September 30, 2010, AHGP had no borrowings outstanding under its revolving credit facility.

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AHGP and ARLP will discuss their 2010 Quarter financial results during a joint conference call scheduled for today at 11:00 a.m. Eastern. To participate in the conference call, dial (866) 356-4441 and provide pass code 55618838. International callers should dial (617) 597-5396 and provide the same pass code. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 74597120. International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and the ARLP Partnership’s ability to respond to the competition; decreases in coal prices, which could adversely affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; weakness in global economic conditions or in industries in which our customers operate; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital market conditions; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to climate change and miner health and safety; the ARLP Partnership’s productivity levels and margins it earns on coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; replacement of coal reserves; a loss or reduction of benefits from certain tax credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in its commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 3, 2010 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
SALES AND OPERATING REVENUES:
Coal sales	$396,655	$281,628	$1,146,719	$881,508
Transportation revenues	7,111	11,663	25,637	35,347
Other sales and operating revenues	6,590	6,246	18,866	15,671

Total revenues	410,356	299,537	1,191,222	932,526

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	264,388	204,840	750,357	605,693
Transportation expenses	7,111	11,663	25,637	35,347
Outside coal purchases	5,736	517	12,122	5,709
General and administrative	16,327	10,370	39,353	30,060
Depreciation, depletion and amortization	37,587	28,145	109,560	83,767

Total operating expenses	331,149	255,535	937,029	760,576

INCOME FROM OPERATIONS	79,207	44,002	254,193	171,950
Interest expense	(7,633)	(7,675)	(22,667)	(23,464)
Interest income	47	121	148	1,065
Other income	460	126	614	554

INCOME BEFORE INCOME TAXES	72,081	36,574	232,288	150,105
INCOME TAX EXPENSE	995	585	1,586	811

NET INCOME	71,086	35,989	230,702	149,294
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(31,602)	(12,300)	(103,956)	(61,070)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$39,484	$23,689	$126,746	$88,224

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.66	$0.40	$2.12	$1.47

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.4825	$0.4275	$1.40	$1.245

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$22,622	$24,361
Trade receivables	128,038	91,223
Other receivables	2,628	3,159
Due from affiliate	1,676	—
Inventories	41,125	64,357
Advance royalties	1,952	3,629
Prepaid expenses and other assets	809	8,889

Total current assets	198,850	195,618

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,566,865	1,378,914
Less accumulated depreciation, depletion and amortization	(642,585)	(556,370)

Total property, plant and equipment, net	924,280	822,544

OTHER ASSETS:
Advance royalties	29,532	26,802
Other long-term assets	25,914	9,303

Total other assets	55,446	36,105

TOTAL ASSETS	$1,178,576	$1,054,267

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$70,206	$63,496
Due to affiliates	433	27
Accrued taxes other than income taxes	15,379	10,792
Accrued payroll and related expenses	28,974	22,101
Accrued interest	6,543	2,918
Workers’ compensation and pneumoconiosis benefits	10,046	9,886
Current capital lease obligation	302	324
Other current liabilities	16,523	11,205
Current maturities, long-term debt	18,000	18,000

Total current liabilities	166,406	138,749

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	404,000	422,000
Pneumoconiosis benefits	35,547	34,344
Accrued pension benefit	19,127	19,696
Workers’ compensation	65,989	53,845
Asset retirement obligations	54,254	53,116
Due to affiliates	591	314
Long-term capital lease obligation	240	460
Other liabilities	11,094	9,043

Total long-term liabilities	590,842	592,818

Total liabilities	757,248	731,567

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	312,680	269,742
Accumulated other comprehensive loss	(6,404)	(7,465)

Total AHGP Partners’ Capital	306,276	262,277
Noncontrolling interests	115,052	60,423

Total Partners’ Capital	421,328	322,700

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,178,576	$1,054,267

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$391,213	$236,881

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(233,773)	(251,453)
Changes in accounts payable and accrued liabilities	(6,298)	5,084
Proceeds from sale of property, plant and equipment	353	1
Purchase of marketable securities	—	(4,527)
Receipts of prior advances on Gibson rail project	1,597	1,828

Net cash used in investing activities	(238,121)	(249,067)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	95,000	—
Payments under revolving credit facilities	(95,000)	—
Payments on capital lease obligation	(242)	(261)
Payment on long-term debt	(18,000)	(18,000)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(1,265)	(791)
Distributions paid by consolidated partnership to noncontrolling interests	(51,242)	(47,010)
Distributions paid to Partners	(83,808)	(74,529)

Net cash used in financing activities	(154,557)	(140,591)

EFFECT OF CURRENCY TRANSLATION ON CASH	(274)	187

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,739)	(152,590)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	24,361	246,708

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,622	$94,118

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